EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to Registration Statement No. 333-129651 on Form S-11 of our report dated March 30, 2009, related to the consolidated financial statements of Wells Timberland REIT, Inc. appearing in the Annual Report on Form 10-K/A of Wells Timberland REIT, Inc. for the year ended December 31, 2008, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

April 21, 2009